Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 18, 2023, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-274095) and related proxy statement/prospectus of Neoleukin Therapeutics, Inc.

/s/ Ernst & Young LLP

Stamford, Connecticut

September 28, 2023